Exhibit 5.2

366 Madison Avenue
3rd Floor
New York, NY 10017
tel: (212) 588-0022
fax: (212) 826-9307

October 2, 2026

Decent Holding Inc.

4th Floor & 5th Floor North Zone, Dingxin Building

No. 106 Aokema Avenue,

Laishan District, Yantai, Shandong Province

People’s Republic of China 264003

Re: Decent Holding Inc.

Ladies and Gentlemen:

We are acting as United States counsel to Decent Holding Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), in connection with the Company’s registration statement on Form F-3 (Registration No. 333-295313) (as amended, the “Registration Statement”), filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 24, 2026 and declared effective by the SEC on May 7, 2026, and the base prospectus contained therein (the “Base Prospectus”), as supplemented by the prospectus supplement dated October [2], 2026 (the “Prospectus Supplement”, together with the Base Prospectus, the “Prospectus”) filed with the SEC pursuant to Rule 424(b)(5) of the Securities Act of 1933, as amended (the “Securities Act”), which relates to the offering and sale (the “Offering”) of the following:

(1)	177,000 Class A ordinary shares of the Company, with a par value of US$0.0025 each (the “Class A Ordinary Shares” and, as issued in the Offering, the “Shares”);

(2)	645,828 pre-funded warrants to purchase up to 645,828 Class A Ordinary Shares (the “Pre-Funded Warrants”); and

(3)	the Class A Ordinary Shares underlying the Pre-Funded Warrants (the “Underlying Shares”);

pursuant to (a) a placement agency agreement, dated October 2, 2026 (the “Placement Agency Agreement”), by and between the Company and FT Global Capital, Inc., as the Company’s exclusive placement agent (the “Placement Agent”); and (b) a securities purchase agreement, dated October 2, 2026 (the “Securities Purchase Agreement”), by and between the Company and the purchaser party thereto (the “Purchaser”).

This opinion is being furnished to you in connection with the Registration Statement and the Prospectus. In connection with this opinion, we have examined the following documents:

1.	a copy of the Registration Statement;

2.	a copy of the Prospectus;

3.	the form of the Pre-Funded Warrants;

4.	a copy of the Securities Purchase Agreement;

5.	a copy of the Placement Agency Agreement; and

6.	such other documents and corporate records as we have deemed necessary or appropriate to enable us to render the opinion below.

For the purposes of this opinion, we have assumed (i) the validity and accuracy of the documents and corporate records that we have examined, (ii) the genuineness of all signatures, (iii) the legal capacity of all natural persons, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to original documents of all documents submitted to us as certified or photostatic copies and (vi) the authenticity of the originals of such documents. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and have assumed that such statements and representations are true, correct and complete without regard to any qualification as to knowledge or belief. Our opinion is conditioned upon, among other things, the initial and continuing truth, accuracy, and completeness of the items described above on which we are relying.

Based upon the foregoing, we are of the opinion that each of the Pre-Funded Warrants (when duly authorized, executed and delivered by all necessary corporate action of the Company and when the Pre-Funded Warrants have been issued, delivered and paid for, as contemplated by the Securities Purchase Agreement and the Prospectus), will be legally binding obligations of the Company enforceable in accordance with their respective terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Pre-Funded Warrants.

Notwithstanding anything in this letter which might be construed to the contrary, our opinion herein is expressed solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof. Our opinion represents only our interpretation of the law and has no binding, legal effect on, without limitation, any court. It is possible that one or more courts may sustain such contrary positions. Our opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise this opinion to reflect any changes, including changes which have retroactive effect (i) in applicable law or (ii) in any fact, information, document, corporate record, covenant, statement, representation, or assumption stated herein that becomes untrue, incorrect or incomplete.

This letter is furnished to you for use in connection with the Registration Statement and is not to be used, circulated, quoted, or otherwise referred to for any other purpose without our express written permission. We hereby consent to the filing of this opinion as an exhibit to the Company’s Report on Form 6-K dated on or about the date hereof and incorporated by reference into the Registration Statement and to the use of our name in the Registration Statement wherever it appears. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Ortoli Rosenstadt LLP
Ortoli Rosenstadt LLP